Cincinnati Bell Reports First Quarter 2016 Results

HIGHLIGHTS

•	Strong first quarter Adjusted EBITDA[1] of $77 million, with Adjusted EBITDA margins[2] of 27 percent

•	Revenue from strategic products totaled $152 million, up 21 percent compared to prior year

•	Entertainment and Communications revenue totaled $190 million, up $2 million from a year ago - Fioptics revenue was up 37 percent year-over-year

•	Record-high first quarter Fioptics video and internet subscriber net activations

•	Strategic IT Services and Hardware revenue increased 18 percent compared to the prior year

CINCINNATI - May 5, 2016 - Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the first quarter of 2016, highlighted by strategic revenue totaling $152 million, increasing 21 percent over the prior year on strong demand for IT services and fiber products. Fioptics video subscribers totaled 120,000 at the end of the first quarter, up 24,200 compared to the same period in 2015. Total internet subscribers were at a record-high 292,400 subscribers at the end of the first quarter, up 19,700 compared to a year ago. In the first quarter of 2016, we passed an additional 21,700 units with Fioptics, which is now available to 454 thousand addresses within Greater Cincinnati.

"Our first quarter results were outstanding and we are well positioned to achieve our financial targets for the year," said Ted Torbeck, president and chief executive officer. Torbeck also added, "Consumer demand for Fioptics has exceeded our expectations as we continue to generate year-over-year Entertainment and Communications revenue growth. For our business customers we are accelerating the transition to fiber based products and increasing the focus of our IT solutions."

CONSOLIDATED RESULTS3
Consolidated revenue for the first quarter of 2016 was $289 million, down $4 million from the prior year due to the cyclical nature of Telecom and IT hardware sales. Operating income for the quarter totaled $30 million and Adjusted EBITDA equaled $77 million. Net income was $7 million resulting in diluted earnings per share of $0.02.

Entertainment and Communications Segment

•
Entertainment and Communications revenue for the quarter totaled $190 million, up 3 percent compared to the prior year after excluding revenue from services provided to our discontinued wireless operations.

◦	Fioptics revenue for the quarter was $58 million, up 37 percent from the prior year.

◦
Strategic revenue for business and carrier customers totaled $48 million for the quarter, up $6 million year-over-year after excluding revenue for services provided to our discontinued wireless operations in the prior year.

•	Operating income and Adjusted EBITDA for the quarter totaled $28 million and $72 million, respectively.

IT Services and Hardware Segment

•	Revenue of $103 million for the quarter was down 5 percent compared to the prior year.

◦	Strategic revenue was $48 million in the quarter, up 18 percent over the prior year.

◦	Telecom and IT hardware revenue was $48 million for the quarter, compared to $61 million in the first quarter of 2015.

•	Operating income and Adjusted EBITDA for the quarter totaled $7 million and $10 million, respectively.

2016 Outlook
Cincinnati Bell reaffirms its financial guidance for 2016:

Category	2016 Guidance
Revenue	$1.2 billion
Adjusted EBITDA	$303 million*
*Plus or minus 2 percent

Conference Call/Webcast
Cincinnati Bell will host a conference call on May 5 at 10:00 a.m. (ET) to discuss its results for the first quarter of 2016. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (877) 856-1968. Callers located outside of the U.S. and Canada may dial (719) 325-4863. A taped replay of the conference call will be available approximately one hour after the conclusion of the call until 1:00 p.m. on Thursday, May 19, 2016. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 4545816. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell's Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

Use of Non-GAAP Financial Measures
This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income excluding special items and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring charges, (gain) loss on sale or disposal of assets, transaction costs, curtailment gain (loss), asset impairments, components of pension and other retirement plan costs (including interest costs, asset returns, and amortization of actuarial gains and losses), and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

2Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

3Consolidated Results for the three months ended March 31, 2015 report our former wireless segment results as discontinued operations. Effective March 31, 2015, the Company no longer provides wireless services.

Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, debt issuance costs, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations, including transaction costs. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt, unamortized premium and/or discount and unamortized note issuance costs, offset by cash and cash equivalents.

Net income excluding special items in total and per share provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (CBB) provides integrated communications solutions – including local and long distance voice, data, high-speed Internet and video – that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States rely on CBTS, a wholly-owned subsidiary, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended
	March 31,		Change
	2016	2015	$	%

Revenue	$288.9	$292.9	$(4.0)	(1)%

Costs and expenses
Cost of services and products	162.7	166.2	(3.5)	(2)%
Selling, general and administrative	53.2	52.2	1.0	2%
Depreciation and amortization	43.4	32.6	10.8	33%
Other	—	4.8	(4.8)	n/m

Operating income	29.6	37.1	(7.5)	(20)%

Interest expense	20.3	32.7	(12.4)	(38)%
Gain on extinguishment of debt	(2.4)	—	(2.4)	n/m
Other expense, net	—	3.5	(3.5)	n/m

Income from continuing operations before income taxes	11.7	0.9	10.8	n/m
Income tax expense	4.7	0.6	4.1	n/m
Income from continuing operations	7.0	0.3	6.7	n/m

Income from discontinued operations, net of tax	—	48.9	(48.9)	n/m

Net income	7.0	49.2	(42.2)	(86)%

Preferred stock dividends	2.6	2.6	—	0%

Net income applicable to common shareowners	$4.4	$46.6	$(42.2)	(91)%

Basic and diluted net earnings per common share
Earnings (loss) from continuing operations	$0.02	$(0.01)
Earnings from discontinued operations	—	0.23
Basic and diluted net earnings per common share	$0.02	$0.22

Weighted average common shares outstanding
(in millions)
- Basic	210.0	209.2
- Diluted	210.4	209.2

Cincinnati Bell Inc.
Income Statements by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,		Change
	2016	2015	$	%
Entertainment and Communications
Revenue
Data	$85.2	$81.2	$4.0	5%
Voice	70.2	75.7	(5.5)	(7)%
Video	29.0	21.4	7.6	36%
Services and other	5.9	9.8	(3.9)	(40)%

Total revenue	190.3	188.1	2.2	1%

Operating costs and expenses
Cost of services and products	87.8	81.5	6.3	8%
Selling, general and administrative	34.6	35.0	(0.4)	(1)%
Depreciation and amortization	40.2	29.5	10.7	36%
Other*	—	0.8	(0.8)	n/m

Total operating costs and expenses	162.6	146.8	15.8	11%

Operating income	$27.7	$41.3	$(13.6)	(33)%

IT Services and Hardware
Revenue
Professional Services	$26.2	$24.1	$2.1	9%
Management and Monitoring	8.1	7.3	0.8	11%
Unified Communications	10.1	9.6	0.5	5%
Cloud Services	10.2	6.1	4.1	67%
Telecom and IT hardware	47.9	60.5	(12.6)	(21)%

Total revenue	102.5	107.6	(5.1)	(5)%

Operating costs and expenses
Cost of services and products	78.6	86.4	(7.8)	(9)%
Selling, general and administrative	13.5	13.4	0.1	1%
Depreciation and amortization	3.2	3.1	0.1	3%
Other*	—	3.6	(3.6)	n/m

Total operating costs and expenses	95.3	106.5	(11.2)	(11)%

Operating income	$7.2	$1.1	$6.1	n/m

	*Other includes restructuring charges and loss on sale or disposal of assets (net).

Cincinnati Bell Inc.
Revenues by Segment
(Unaudited)
(Dollars in millions)
	Three Months Ended
	March 31,		Change
	2016	2015	$	%
Entertainment and Communications
Consumer
Strategic
Data	$23.5	$15.9	$7.6	48%
Voice	5.2	4.8	0.4	8%
Video	28.5	21.0	7.5	36%
Services and other	0.9	1.0	(0.1)	(10)%
	58.1	42.7	15.4	36%
Legacy
Data	12.2	13.3	(1.1)	(8)%
Voice	19.8	23.0	(3.2)	(14)%
Services and other	1.1	1.4	(0.3)	(21)%
	33.1	37.7	(4.6)	(12)%
Integration
Services and other	1.1	3.5	(2.4)	(69)%

Total consumer revenue	$92.3	$83.9	$8.4	10%

Business
Strategic
Data	$23.6	$21.9	$1.7	8%
Voice	12.0	9.9	2.1	21%
Video	0.5	0.4	0.1	25%
Services and other	0.4	0.7	(0.3)	(43)%
	36.5	32.9	3.6	11%
Legacy
Data	5.4	6.1	(0.7)	(11)%
Voice	29.0	32.2	(3.2)	(10)%
Services and other	0.3	0.4	(0.1)	(25)%
	34.7	38.7	(4.0)	(10)%
Integration
Services and other	0.4	0.8	(0.4)	(50)%

Total business revenue	$71.6	$72.4	$(0.8)	(1)%

Carrier
Strategic
Data	$11.0	$10.6	$0.4	4%
Legacy
Data	9.5	13.4	(3.9)	(29)%
Voice	4.2	5.8	(1.6)	(28)%
Services and other	1.7	2.0	(0.3)	(15)%
	15.4	21.2	(5.8)	(27)%

Total carrier revenue	$26.4	$31.8	$(5.4)	(17)%

Total Entertainment and Communications Revenue	$190.3	$188.1	$2.2	1%

Cincinnati Bell Inc.
Revenues by Segment
(Unaudited)
(Dollars in millions)
	Three Months Ended
	March 31,		Change
	2016	2015	$	%
IT Services and Hardware
Business
Strategic
Professional services	$22.3	$20.6	$1.7	8%
Management and monitoring	8.1	7.3	0.8	11%
Unified communications	7.5	6.7	0.8	12%
Cloud services	10.2	6.1	4.1	67%
	48.1	40.7	7.4	18%
Integration
Professional services	3.9	3.5	0.4	11%
Unified communications	2.6	2.9	(0.3)	(10)%
Telecom and IT hardware	47.9	60.5	(12.6)	(21)%
	54.4	66.9	(12.5)	(19)%

Total IT Services and Hardware Revenue	$102.5	$107.6	$(5.1)	(5)%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)
	Three Months Ended
	March 31,		Change
	2016	2015	$	%
Revenue
Entertainment and Communications	$190.3	$188.1	$2.2	1%
IT Services and Hardware	102.5	107.6	(5.1)	(5)%
Eliminations	(3.9)	(2.8)	(1.1)	39%

Total revenue	$288.9	$292.9	$(4.0)	(1)%

Cost of Services and Products
Entertainment and Communications	$87.8	$81.5	$6.3	8%
IT Services and Hardware	78.6	86.4	(7.8)	(9)%
Eliminations	(3.7)	(1.7)	(2.0)	n/m

Total cost of services and products	$162.7	$166.2	$(3.5)	(2)%

Selling, General and Administrative
Entertainment and Communications	$34.6	$35.0	$(0.4)	(1)%
IT Services and Hardware	13.5	13.4	0.1	1%
Corporate and eliminations	5.1	3.8	1.3	34%

Total selling, general and administrative	$53.2	$52.2	$1.0	2%

Depreciation and Amortization
Entertainment and Communications	$40.2	$29.5	$10.7	36%
IT Services and Hardware	3.2	3.1	0.1	3%

Total depreciation and amortization	$43.4	$32.6	$10.8	33%

Other*
Entertainment and Communications	$—	$0.8	$(0.8)	n/m
IT Services and Hardware	—	3.6	(3.6)	n/m
Corporate	—	0.4	(0.4)	n/m

Total other	$—	$4.8	$(4.8)	n/m

Operating Income
Entertainment and Communications	$27.7	$41.3	$(13.6)	(33)%
IT Services and Hardware	7.2	1.1	6.1	n/m
Corporate	(5.3)	(5.3)	—	0%

Total operating income	$29.6	$37.1	$(7.5)	(20)%

	* Other includes restructuring charges and loss on sale or disposal of assets (net).

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)
(In thousands)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2016	2015	2015	2015	2015

Residential voice lines
Legacy voice lines	138.7	146.4	153.5	161.5	170.5
Fioptics voice lines	74.4	71.4	68.0	64.2	60.0
Total residential voice lines	213.1	217.8	221.5	225.7	230.5

Business voice lines
Legacy voice lines	208.9	215.4	220.1	227.5	233.0
VoIP lines*	107.0	89.5	86.9	82.4	73.9
Total business voice lines	315.9	304.9	307.0	309.9	306.9

Total voice lines	529.0	522.7	528.5	535.6	537.4

Long distance lines	334.0	339.7	344.6	349.7	355.5

Internet subscribers
DSL	127.9	133.7	137.7	142.7	149.6
Fioptics	164.5	153.7	143.6	132.4	123.1

Total internet subscribers	292.4	287.4	281.3	275.1	272.7

Fioptics video subscribers	120.0	114.4	108.8	101.5	95.8

Fioptics units passed	453.7	432.0	408.1	382.3	357.6

*	VoIP lines include Fioptics business voice lines.

Cincinnati Bell Inc.
Net Debt and Common Shares Outstanding
(Unaudited)
(Dollars and shares in millions)

	March 31,	December 31,
	2016	2015

Receivables Facility	$46.5	$17.6
Corporate Credit Agreement - Tranche B Term Loan	526.5	527.9
8 3/8% Senior Notes due 2020	478.5	478.5
7 1/4% Senior Notes due 2023	26.3	26.3
Various Cincinnati Bell Telephone notes	98.9	128.7
Capital leases and other debt	73.1	68.3
Net unamortized discount	(1.6)	(1.7)
Unamortized note issuance costs	(7.4)	(8.0)

Total debt	1,240.8	1,237.6

Less: Cash and cash equivalents	(7.9)	(7.4)

Net debt (as defined by the company)	$1,232.9	$1,230.2

Corporate Credit Agreement availability	$175.0	$175.0

Common shares outstanding	210.0	209.9

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Three Months Ended March 31, 2016
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$7.0
Add:
Income tax expense				4.7
Interest expense				20.3
Gain on extinguishment of debt				(2.4)

Operating income (GAAP)	$27.7	$7.2	$(5.3)	$29.6
Add:
Depreciation and amortization	40.2	3.2	—	43.4
Pension and other retirement plan expenses	3.7	—	0.5	4.2
Adjusted EBITDA (Non-GAAP)	$71.6	$10.4	$(4.8)	$77.2

Adjusted EBITDA Margin	38%	10%	—	27%

	Three Months Ended March 31, 2015
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$49.2
Less:
Income from discontinued operations, net of tax				48.9
Income from continuing operations (GAAP)				$0.3
Add:
Income tax expense				0.6
Interest expense				32.7
Other expense, net				3.5

Operating income (GAAP)	$41.3	$1.1	$(5.3)	$37.1
Add:
Depreciation and amortization	29.5	3.1	—	32.6
Restructuring charges	0.8	2.2	0.4	3.4
Loss on sale or disposal of assets	—	1.4	—	1.4
Pension and other retirement plan expenses	3.8	—	0.5	4.3
Adjusted EBITDA (Non-GAAP)	$75.4	$7.8	$(4.4)	$78.8

Adjusted EBITDA Margin	40%	7%	—	27%

Year-over-year dollar change in Adjusted EBITDA	$(3.8)	$2.6	$(0.4)	$(1.6)

Year-over-year percentage change in Adjusted EBITDA	(5)%	33%	9%	(2)%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,
	2016	2015

Cash provided by operating activities	$66.0	$6.3

Capital expenditures	(62.4)	(57.9)
Dividends received from CyrusOne	2.1	6.0
Other, net	(0.1)	(0.1)

Cash used in investing activities	(60.4)	(52.0)

Net increase in corporate credit and receivables facilities with initial maturities less than 90 days	28.9	7.5
Repayment of debt	(30.9)	(3.3)
Dividends paid on preferred stock	(2.6)	(2.6)
Other, net	(0.5)	(0.4)

Cash (used in) provided by financing activities	(5.1)	1.2

Net increase (decrease) in cash and cash equivalents	0.5	(44.5)
Cash and cash equivalents at beginning of period	7.4	57.9

Cash and cash equivalents at end of period	$7.9	$13.4

Reconciliation of GAAP Cash Flow to
Free Cash Flow (as defined by the company)
Net increase (decrease) in cash and cash equivalents	$0.5	$(44.5)
Adjustments:
Net increase in corporate credit and receivables facilities with initial maturities less than 90 days	(28.9)	(7.5)
Repayment of debt	30.9	3.3
Discontinued operations*	3.4	13.0
Decommissioning of wireless towers	1.7	—

Free cash flow	7.6	(35.7)

Income tax payments	$0.6	$—

*For the quarter ended March 31, 2016 and 2015, discontinued wireless operations generated free cash flow of ($3.4) million and ($13.0) million, respectively. Wireless operations are now reported as discontinued operations within the consolidated financial statements.

Cincinnati Bell Inc.
Free Cash Flow (as defined by the company)
(Unaudited)
(Dollars in millions)

Free Cash Flow for the three months ended March 31, 2015	$(35.7)

Decrease in Adjusted EBITDA	(1.6)
Increase in capital expenditures	(4.5)
Decrease in interest payments	13.2
Decrease in pension and postretirement payments and contributions	2.1
Change in working capital and other	34.1

Free Cash Flow for the three months ended March 31, 2016	$7.6

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015

Entertainment and Communications	$60.3	$76.0	$69.4	$70.1	$54.0
IT Services and Hardware	2.0	1.9	3.8	4.4	3.9
Corporate	0.1	—	—	0.1	—
Total capital expenditures	$62.4	$77.9	$73.2	$74.6	$57.9

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

					Three
		Three			Months Ended
		Months Ended			March 31, 2016
		March 31, 2016			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$288.9	$—		$288.9

	Costs and expenses
	Cost of services and products	162.7	—		162.7
	Selling, general and administrative	53.2	—		53.2
	Depreciation and amortization	43.4	—		43.4
	Operating income	29.6	—		29.6

	Interest expense	20.3	—		20.3
	Gain on extinguishment of debt	(2.4)	2.4	[A]	—

	Income before income taxes	11.7	(2.4)		9.3
	Income tax expense	4.7	(0.9)		3.8

	Net Income	7.0	(1.5)		5.5

	Preferred stock dividends	2.6	—		2.6

	Net income applicable to common shareowners	$4.4	$(1.5)		$2.9

	Weighted average diluted common shares	210.4	210.4		210.4

	Diluted earnings per common share*	$0.02	$(0.01)		$0.01

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 36%):

A	Gain on extinguishment of debt related to the redemption of $29.8 million of the outstanding CBT Notes due 2028 at an average redemption price of 91.130%.

*
Diluted earnings per common share has been calculated independently for the results above. Therefore, the sum of the per share amounts will not necessarily equal the per share results for the Before Special Items (Non-GAAP) results.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

					Three
		Three			Months Ended
		Months Ended			March 31, 2015
		March 31, 2015			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$292.9	$—		$292.9

	Costs and expenses
	Cost of services and products	166.2	—		166.2
	Selling, general and administrative	52.2	—		52.2
	Depreciation and amortization	32.6	—		32.6
	Restructuring charges	3.4	(3.4)	[A]	—
	Loss on sale or disposal of assets, net	1.4	(1.4)	[B]	—
	Operating income	37.1	4.8		41.9

	Interest expense	32.7	—		32.7
	Other expense, net	3.5	—		3.5

	Income from continuing operations before income taxes	0.9	4.8		5.7
	Income tax expense	0.6	1.7		2.3
	Income from continuing operations	0.3	3.1		3.4

	Income from discontinued operations, net of tax	48.9	(48.9)		—

	Net income	49.2	(45.8)		3.4

	Preferred stock dividends	2.6	—		2.6

	Net income applicable to common shareowners	$46.6	$(45.8)		$0.8

	Weighted average diluted common shares	209.2	209.2		210.0

	Diluted earnings per common share*	$0.22	$(0.22)		$0.00

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 36%):

A
Restructuring charges consist of employee severance and project costs to identify opportunities to further integrate the business markets within our Entertainment and Communications segment and IT Services and Hardware segment.

B	Loss is attributable to the sale of assets associated with discontinuing our cyber-security product offering.

*
Diluted earnings per common share have been calculated independently for the results above. Therefore, the sum of the per share amounts will not necessarily equal the per share results for the Before Special Items (Non-GAAP) results.

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

2016 Operating Income (GAAP) Guidance	$105

Add:

Depreciation and amortization	180
Pension and other retirement plan expenses	15
Other	3

2016 Adjusted EBITDA (Non-GAAP) Guidance	$303	*

* Plus or minus 2 percent

CONTACT:

Cincinnati Bell Inc.
Investor contact:
Josh Duckworth, 513-397-2292
Joshua.Duckworth@cinbell.com

Media contact:
Jane Weiler, 513-397-9941
Jane.Weiler@cinbell.com